Exhibit 5.1

                       IGLER & DOUGHERTY, P.A. LETTERHEAD

                                November 27, 2002

Board of Directors
Federal Trust Corporation
312 W. First Street
Sanford, Florida  32771

         RE: Federal Trust Corporation's Registration Statement on Form S-8 for 475,000 Shares of Common Stock
                  -----------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Federal Trust Corporation ("Federal Trust") in connection with the proposed offering of the shares of its $.01 par value common stock covered by the above-described registration statement.

         In connection therewith, we have examined the following:

         o The Articles of Incorporation of Federal Trust, as filed with the Secretary of State of the State of Florida;
         o    The Bylaws of Federal Trust;
         o    Amended and Restated 1998 Employee Stock Compensation Program; and
         o    The registration statement, including all exhibits thereto.

     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         o Federal Trust has been duly incorporated and is validly existing under the laws of the State of Florida.
         o The 475,000 shares of $.01 par value common stock covered by the registration statement have been legally authorized and when issued in accordance with the terms described in said registration statement, will be validly issued, fully paid and non- assessable.

     We consent to the filing of this opinion as an exhibit to the aforementioned registration statement on Form S-8 and to any amendments thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Sincerely,
                                                     IGLER & DOUGHERTY, P.A.

                                                     /s/ IGLER & DOUGHERTY, P.A.